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                                                                    EXHIBIT 10.7
                         FIRST LINCOLN BANCSHARES INC.
                                   TWO-YEAR
                             EMPLOYMENT AGREEMENT


     This AGREEMENT ("Agreement") is made effective as of _____________, 1998, by and between First Lincoln Bancshares Inc. (the "Holding Company"), a corporation organized under the laws of Delaware, with its principal administrative office at 13th and N Streets, Lincoln, Nebraska 68508 and Eugene
B. Witkowicz (the "Executive"). Any reference to "Bank" herein shall mean First Federal Lincoln Bank or any successor thereto.

     WHEREAS, the Holding Company wishes to assure itself of the services of the Executive for the period provided in this Agreement; and

     WHEREAS, the Executive is willing to serve in the employ of the Holding Company on a full-time basis for said period.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.   POSITION AND RESPONSIBILITIES.

     During the period of the Executive's employment hereunder, the Executive agrees to serve as Executive Vice President, Treasurer and Chief Financial Officer of the Holding Company. The Executive shall render administrative and management services to the Holding Company such as are customarily performed by persons in a similar executive capacity. During said period, the Executive also agrees to serve, if elected, as an officer and director of any direct or indirect subsidiary of the Holding Company. The Executive's principal place of employment shall be 13th and N Streets, Lincoln, Nebraska 68508.

2.   TERMS AND DUTIES.

     (a) The period of the Executive's employment under this Agreement shall commence as of the date first above written and shall continue for a period of twenty-four (24) full calendar months thereafter. Commencing on the date of the execution of this Agreement, the term of this Agreement shall be extended for one day each day until such time as the board of directors of the Holding Company (the "Board") or the Executive elects not to extend the term of the Agreement by giving written notice to the other party in accordance with Section 8 of this Agreement in which case the term of this Agreement shall be fixed and shall end on the second anniversary of the date of such written notice.

     (b) During the period of the Executive's employment hereunder, except for periods of absence occasioned by illness, vacation periods, and leaves of absence, the Executive shall devote substantially all his business time, attention, skill, and efforts to the faithful performance of his
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duties hereunder including activities and services related to the organization, operation and management of the Holding Company and its direct or indirect subsidiaries (the "Subsidiaries") and participation in community and civic organizations; provided, however, that, with the approval of the Board, as evidenced by a resolution of such Board, from time to time, the Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, companies or organizations, which, in such Board's judgment, will not present any conflict of interest with the Holding Company or the Subsidiaries, or materially affect the performance of the Executive's duties pursuant to this Agreement.

     (c) Notwithstanding anything herein contained to the contrary, the Executive's employment with the Holding Company may be terminated by the Holding Company or the Executive during the term of this Agreement, subject to the terms and conditions of this Agreement. Moreover, in the event the Executive is terminated or suspended from his position with the Bank, the Executive shall not perform, in any respect, directly or indirectly, during the pendency of his temporary or permanent suspension or termination from the Bank, duties and responsibilities formerly performed at the Bank as part of his duties and responsibilities as Executive Vice President, Treasurer and Chief Financial Officer of the Holding Company.

3.   COMPENSATION AND REIMBURSEMENT.

     (a) The Executive shall be entitled to a salary from the Holding Company or the Subsidiaries of $125,000 per year ("Base Salary"), payable in accordance with the payor's normal payroll practices. Base Salary shall include any amounts of compensation deferred by the Executive under any qualified or unqualified plan maintained by the Holding Company and its Subsidiaries. During the period of this Agreement, the Executive's Base Salary shall be reviewed by the Board at least annually, with the Board making the first review no later than one year from the date of this Agreement. The Board may increase the Executive's Base Salary at any time during the term of this Agreement and the resulting annual salary attributable to such increase shall become the "Base Salary" for purposes of this Agreement from the date of such increase. In addition to the Base Salary provided in this Section 3(a), the Holding Company shall also provide the Executive, at no premium cost to the Executive, with all such other benefits as provided uniformly to permanent full-time employees of the Holding Company and its Subsidiaries.

     (b) Discretionary Bonuses. The Executive shall be entitled to participate in an equitable manner with all other executive officers of the Holding Company in discretionary bonuses as authorized and declared by the Board to executive employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Executive's right to participate in such bonuses when and as declared by the Board.

     (c) The Executive shall be entitled to participate in any employee benefit plans, arrangements and perquisites substantially equivalent to those in which the Executive was participating or with respect to which the Executive was deriving a benefit immediately prior to the beginning of the term of this Agreement, and the Holding Company and its Subsidiaries will not, without the Executive's prior written consent, make any changes in such plans, arrangements or

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perquisites which would adversely affect the Executive's rights or benefits thereunder, except to the extent that such changes are made applicable to all Holding Company and Bank employees eligible to participate in such plans, arrangements and perquisites on a non-discriminatory basis. Without limiting the generality of the foregoing provisions of this Subsection (c), during the term of this Agreement the Executive shall be entitled to participate in and receive benefits under all plans relating to stock options, restricted stock awards, stock purchases, pension, thrift, profit-sharing, employee stock ownership, supplemental retirement, group life insurance, medical and other health and welfare benefit coverage, education, cash or stock bonuses, and other retirement or employee benefits or combinations thereof, that are now or hereafter maintained for the benefit of the Bank's executive employees or for its employees generally. Further, with respect to any plan regarding stock options, restricted stock awards, and stock purchases, the Executive shall be entitled to receive benefits in an equitable manner with all other executive officers taking into consideration the Executive's positions with the Bank and the Holding Company. Nothing paid to the Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

     (d) The Holding Company shall pay or reimburse the Executive for all reasonable travel and other expenses incurred in the performance of the Executive's obligations under this Agreement.

4.   PAYMENTS TO THE EXECUTIVE UPON AN EVENT OF TERMINATION.

     (a) The provisions of this Section shall apply upon the occurrence of an "Event of Termination" (as hereinafter defined) during the term of this Agreement. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination by the Holding Company of the Executive's full-time employment hereunder for any reason other than termination governed by Section 5(a) hereof, or for Cause, as defined in
Section 7 hereof; (ii) the Executive's resignation from the Holding Company's employ, upon, any (A) failure to elect or reelect or to appoint or reappoint the Executive to the positions set forth in Section 1, unless consented to by the Executive, (B) material change in the Executive's functions, duties, or responsibilities with the Holding Company or the Subsidiaries, which change would cause the Executive's position to become one of lesser responsibility, importance, or scope than the position described in Section 1 unless consented to by the Executive, (C) relocation of the Executive's principal place of employment by more than 25 miles from its location at the effective date of this Agreement, unless consented to by the Executive, (D) material reduction in the benefits and perquisites to the Executive from those being provided as of the effective date of this Agreement, unless consented to by the Executive, (E) liquidation or dissolution of the Holding Company or the Bank, or (F) breach of this Agreement by the Holding Company. Upon the occurrence of any Event of Termination, the Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than thirty (30) days prior written notice given within six full calendar months after the Event of Termination.

     (b) Upon the occurrence of an Event of Termination, on the "Date of Termination", as defined in Section 8, the Holding Company shall be obligated to pay or provide to the Executive, or, in the event of his death subsequent to the Event of Termination, his beneficiary or beneficiaries,


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or his estate, as the case may be, a sum equal to the sum of: (i) the Base
Salary and bonuses in accordance with the Section 3(a) and 3(b), respectively, that the Executive would have earned if he had continued his employment with the Holding Company for the remaining term of this Agreement; and (ii) all benefits, including health insurance, that would have been paid to the Executive in accordance with section 3(c) if the Executive had continued his employment with the Holding Company during the remaining term of the Agreement. At the election of the Executive, which election is to be made prior to an Event of Termination, such payments shall be made: (a) in a lump sum as of the Executive's Date of Termination, (b) on a bi-weekly basis in approximately equal installments during the remaining term of the Agreement or (c) on an annual basis in approximately equal installments during the remaining term of the Agreement. In the event that no election is made, payment to the Executive will be made on a monthly basis in approximately equal installments during the remaining term of the Agreement.

     (c) Upon the occurrence of an Event of Termination, the Holding Company will cause to be continued life, medical, dental and disability coverage substantially equivalent to the coverage maintained by the Holding Company or its Subsidiaries for Executive prior to his termination at no premium cost to the Executive. Such coverage shall cease upon the third anniversary of the Date of Termination, unless otherwise provided for in separate agreements entered into by the Executive and the Bank or Holding Company.

5.   CHANGE IN CONTROL.

     (a) For purposes of this Agreement, a "Change in Control" of the Holding Company or the Bank shall mean an event of a nature that; (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Home Owners' Loan Act of 1933, as amended, the Federal Deposit Insurance Act, or the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Board shall substitute its judgment for that of the OTS); or
(iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding voting securities or right to acquire such securities except for any voting securities of the Bank purchased by the Holding Company and any voting securities purchased by any employee benefit plan of the Holding Company or its Subsidiaries; or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by a Nominating Committee solely composed of members which are Incumbent Board members, shall be, for purposes of this clause (B), considered as though he were

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a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs or is effectuated in which the Bank or Holding Company is not the resulting entity; provided, however, that such an event listed above will be deemed to have occurred or to have been effectuated upon the receipt of all required federal regulatory approvals not including the lapse of any statutory waiting periods; or (D) a proxy statement has been distributed soliciting proxies from stockholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company shall be distributed; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or Holding Company then outstanding.

     (b) If a Change in Control has occurred pursuant to Section 5(a) or the Board has determined that a Change in Control has occurred, the Executive shall be entitled to the benefits provided in paragraphs (c) and, (d), of this Section 5.

     (c) Upon the Executive's entitlement to benefits pursuant to Section 5(b), the Holding Company shall pay or provide to the Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to the greater of: (i) the Base Salary and bonuses in accordance with Sections 3(a) and 3(b), respectively, and all benefits, including health insurance, in accordance with Section 3(c), that would have been paid to the executive for the remaining term of this Agreement had the event described in subsection (b) of the Section 5 not occurred. ; or (ii) three (3) times the Executive's "average annual compensation" for the five (5) preceding taxable years. Such annual compensation shall include Base Salary, commissions, bonuses, contributions on behalf of the Executive to any pension and profit sharing plan, severance payments, directors or committee fees and fringe benefits paid or to be paid to the Executive during such years. At the election of the Executive, which election is to be made prior to a Change in Control, such payment shall be made:
(a) in a lump sum, (b) on a bi-weekly basis in approximately equal installments over a period of twenty-four (24) months following the Executive's termination, or (c) on an annual basis in approximately equal installments over a period of twenty-four (24) months following the Executive's termination. In the event that no election is made, payment to the Executive will be made on a monthly basis in approximately equal installments during the remaining term of the Agreement.

     (d) Upon the Executive's entitlement to benefits pursuant to Section 5(b), the Company will cause to be continued life, medical, dental and disability coverage substantially equivalent to the coverage maintained by the Bank for the Executive at no premium cost to the Executive prior to his severance. Such coverage and payments shall cease upon the third anniversary of the Change in Control, unless otherwise provided for in a separate agreement entered into by the Executive and the Bank on Holding Company.



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6.   CHANGE OF CONTROL RELATED PROVISIONS.

     In each calendar year that the Executive is entitled to receive payments or benefits under the provisions of this Employment Agreement, the Holding Company shall determine if an excess parachute payment (as defined in Section 4999 of the Internal Revenue Code of 1986, as amended, and any successor provision thereto, (the "Code")) exists. Such determination shall be made after taking any reductions permitted pursuant to Section 280G of the Code and the regulations thereunder. Any amount determined to be an excess parachute payment after taking into account such reductions shall be hereafter referred to as the "Initial Excess Parachute Payment". As soon as practicable after a Change in Control, the Initial Excess Parachute Payment shall be determined. Upon the Date of Termination following a Change in Control, the Holding Company shall pay the Executive, subject to applicable withholding requirements under applicable state or federal law, an amount equal to:

     (1) twenty (20) percent of the Initial Excess Parachute Payment (or such other amount equal to the tax imposed under Section 4999 of the Code); and

     (2) such additional amount (tax allowance) as may be necessary to compensate the Executive for the payment by the Executive of state and federal income and excise taxes on the payment provided under clause
          (1) and on any payments under this Clause (2). In computing such tax allowance, the payment to be made under Clause (1) shall be multiplied by the "gross up percentage" ("GUP"). The GUP shall be determined as follows:

                   Tax Rate
          GUP  =  __________

                  1- Tax Rate

          The "Tax Rate" for purposes of computing the GUP shall be the sum of the highest marginal federal and state income and employment-related tax rates, including any applicable excise tax rates, applicable to the Executive in the year in which the payment under Clause (1) is made.

          (3) Notwithstanding the foregoing, if it shall subsequently be determined in a final judicial determination or a final administrative settlement to which the Executive is a party that the excess parachute payment as defined in Section 4999 of the Code, reduced as described above, is more than the Initial Excess Parachute Payment (such different amount being hereafter referred to as the "Determinative Excess Parachute Payment") then the Holding Company's independent accountants shall determine the amount (the "Adjustment Amount") the Holding Company must pay to the Executive in order to put the Executive in the same position as the Executive would have been if the Initial Excess Parachute Payment had been equal to the Determinative Excess Parachute Payment. In determining the Adjustment Amount, independent accountants of the Holding Company shall take into account any and all taxes (including any penalties and interest) paid by or


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for the Executive or refunded to the Executive or for the Executive's benefit.
As soon as practicable after the Adjustment Amount has been so determined, the Holding Company shall pay the Adjustment Amount to the Executive. In no event however, shall the Executive make any payment under this paragraph to the Holding Company.

7.   TERMINATION FOR CAUSE OR IN THE EVENT OF DEATH OR DISABILITY.

     (a) The term "Termination for Cause" shall mean termination because of:
The Executive's personal dishonesty willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), final cease and desist order or material breach of any provision of this Agreement which results in a material loss to the Bank or the Holding Company, or the Executive's Conviction of a crime or act involving moral turpitude or a final judgement rendered against the Executive based upon actions of the Executive which involve moral turpitude. For purposes of this Section, no act, or the failure to act, on the Executive's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Holding Company or its Subsidiaries. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to the Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. During the period beginning on the date of the Notice of Termination for Cause pursuant to Section 8 hereof through the Date of Termination, stock options and related limited rights granted to the Executive under any stock option plan shall not be exercisable nor shall any unvested awards granted to the Executive under any stock benefit plan of the Holding Company or its Subsidiaries vest. At the Date of Termination, such stock options and related limited rights and such unvested awards shall become null and void and shall not be exercisable by or delivered to the Executive at any time subsequent to such Date of Termination for Cause.

     (b) The Executive's employment shall terminate automatically upon the Executive's death during the term of this Agreement. If the Holding Company determines in good faith that the "Disability" (as defined below) of the Executive has occurred, it may give to the Executive written notice in accordance with Section 8 of its intention to terminate this Agreement. In such event, the Executive's employment with the Holding Company shall terminate effective on the 30/th/ day after receipt of the notice by the Executive, provided that, within 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" means a condition, resulting from bodily injury or disease or mental impairment that renders, and for a six consecutive months period has rendered, the Executive unable to perform his duties under this Agreement. Disability shall be determined by a physician or group of physicians selected by the Holding Company or its insurance carriers and acceptable to the

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Executive or the Executive's legal representative.  If the employment of the
Executive under this Agreement shall terminate because of death or Disability, the Holding Company shall pay to the Executive or the Executive's estate or representative, as the case may be, the Salary and discretionary bonus for the fiscal year in which the termination occurs, prorated for the number of weeks during which the Executive was employed by the Holding Company during such fiscal year. In addition, the Executive or his designated beneficiary, as the case may be, shall receive such amounts as are provided for in the disability policy or life insurance policy provided by the Holding Company for the benefit of the Executive; provided, further, that the Executive shall be provided with coverage under a disability policy that will provide him with payments that would have at least equaled those made under this Agreement for the term of the Agreement had the Executive not incurred a Disability.

8.   NOTICE.

     (a) Any purported termination by the Holding Company or by the Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

     (b) "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of a Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given); provided, however, that if a dispute regarding the Executive's termination exists, the "Date of Termination" shall be determined in accordance with Section 8(c) of this Agreement.

     (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, except upon the occurrence of a Change in Control and voluntary termination by the Executive in which case the Date of Termination shall be the date specified in the Notice, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Holding Company will continue to pay the Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, Base Salary) and continue him as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the dispute is finally resolved in accordance with this Agreement. Amounts paid under this Section are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

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9.   POST-TERMINATION OBLIGATIONS.

     (a) All payments and benefits to the Executive under this Agreement shall be subject to the Executive's compliance with this Section 9 for one (1) full year after the earlier of the expiration of this Agreement or termination of the Executive's employment with the Holding Company. The Executive shall, upon reasonable notice, furnish such information and assistance to the Holding Company as may reasonably be required by the Holding Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

     (b) The Executive shall not be required to mitigate the amount of any salary or other payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits after the date of termination or otherwise.

10.  NON-COMPETITION AND NON-DISCLOSURE.

     (a) Upon any termination of the Executive's employment hereunder pursuant to Section 4 hereof, the Executive agrees not to compete with the Holding Company or its Subsidiaries for a period of one (1) year following such termination in any city, town or county in which the Executive's normal business office is located and the Holding Company or any of its Subsidiaries has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board. The Executive agrees that during such period and within said cities, towns and counties, the Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Holding Company or its Subsidiaries. The parties hereto, recognizing that irreparable injury will result to the Holding Company or its Subsidiaries, its business and property in the event of the Executive's breach of this Subsection 10(a) agree that in the event of any such breach by the Executive, the Holding Company or its Subsidiaries will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by the Executive, the Executive's partners, agents, servants, employees and all persons acting for or under the direction of the Executive. The Executive represents and admits that in the event of the termination of his employment pursuant to Section 7 hereof, the Executive's experience and capabilities are such that the Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Holding Company or its Subsidiaries, and that the enforcement of a remedy by way of injunction will not prevent the Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Holding Company or its Subsidiaries from pursuing any other remedies available to the Holding Company or its Subsidiaries for such breach or threatened breach, including the recovery of damages from the Executive.

     (b) The Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Holding Company and its Subsidiaries as it may exist from time to time, is a valuable, special and unique asset of the business of the Holding Company and its Subsidiaries. The Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Holding Company and its Subsidiaries thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever unless expressly authorized by the Board of Directors or required by law. Notwithstanding the foregoing, the Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Holding Company. In the event of a breach or threatened breach by the Executive of the provisions of this Section, the Holding Company will be entitled to an injunction restraining the Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Holding Company or its Subsidiaries or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Holding Company from pursuing any other remedies available to the Holding Company for such breach or threatened breach, including the recovery of damages from the Executive.

11.  SOURCE OF PAYMENTS.

     (a) All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Holding Company subject to this Section 11(b).

     (b) Notwithstanding any provision herein to the contrary, to the extent that payments and benefits, as provided by this Agreement, are paid to or received by the Executive under the Employment Agreement dated ___________, 1998, between the Executive and the Bank, such compensation payments and benefits paid by the Bank will be subtracted from any amount due simultaneously to the Executive under similar provisions of this Agreement. Payments pursuant to this Agreement and the Bank Agreement shall be allocated in proportion to the level of activity and the time expended on such activities by the Executive as determined by the Holding Company and the Bank on a quarterly basis.

12.  EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS.

     This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Holding Company and the Executive, except that this Agreement shall not amend, terminate, impact or affect or operate to reduce any provision of the Bank Agreement, or other agreement incorporated in the Bank Agreement or any benefit or compensation inuring to the Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that the Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

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13.  NO ATTACHMENT.

     (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

     (b) This Agreement shall be binding upon, and inure to the benefit of, the Executive and the Holding Company and their respective successors and assigns.

14.  MODIFICATION AND WAIVER.

     (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

     (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

15.  SEVERABILITY.

     If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

16.  HEADINGS FOR REFERENCE ONLY.

     The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

17.  GOVERNING LAW.

     This Agreement shall be governed by the laws of the State of Delaware, unless otherwise specified herein.

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18.  ARBITRATION.

     Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the Executive within fifty (50) miles from the location of the Bank, in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

     In the event any dispute or controversy arising under or in connection with the Executive's termination is resolved in favor of the Executive, whether by judgment, arbitration or settlement, the Executive shall be entitled to the payment of all back-pay, including salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due the Executive under this Agreement.

19.  PAYMENT OF LEGAL FEES.

     All reasonable legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Holding Company, if the Executive is successful pursuant to a legal judgment, arbitration or settlement.

20.  INDEMNIFICATION.

     (a) The Holding Company shall provide the Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, and shall indemnify the Executive (and his heirs, executors and administrators) to the fullest extent permitted under Delaware law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Holding Company (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

     (b) Any payments made to the Executive pursuant to this Section are subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k) and 12 C.F.R.
Part 359 and any rules or regulations promulgated thereunder.

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21.  SUCCESSOR TO THE HOLDING COMPANY.

     The Holding Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or the Holding Company, expressly and unconditionally to assume and agree to perform the Holding Company's obligations under this Agreement, in the same manner and to the same extent that the Holding Company would be required to perform if no such succession or assignment had taken place.

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                                  SIGNATURES


     IN WITNESS WHEREOF, First Lincoln Bancshares Inc. has caused this Agreement to be executed and its seal to be affixed hereunto by its duly authorized officer and its directors, and the Executive has signed this Agreement, on the ___ day of _______________, 1998.


ATTEST:                             FIRST LINCOLN BANCSHARES INC.



_____________________________       By: _______________________________
Patricia A. Young                       LaVern F. Roschewski
Secretary                               For the Entire Board of Directors


          [SEAL]


WITNESS:



_____________________________       By: _______________________________
Patricia A. Young                       Eugene B. Witkowicz
Secretary                               Executive


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